As filed with the Securities and Exchange Commission on November 2, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5910 N. Central Expressway, Suite 1755 Dallas, Texas	75206
(Address of Principal Executive Offices)	(Zip Code)

(214) 220-4323

(Registrant’s telephone number, including area code)

TransAtlantic Petroleum Corp. Amended and Restated Stock Option Plan (2006)

TransAtlantic Petroleum Corp. 2009 Long-Term Incentive Plan

(Full title of the plans)

Jeffrey S. Mecom

Vice President and Corporate Secretary

TransAtlantic Petroleum Ltd.

5910 N. Central Expressway, Suite 1755

Dallas, Texas 75206

(Name and address of agent for service)

(214) 220-4323

(Telephone number, including area code, of agent for service)

with copies of communications to:

Garrett A. DeVries

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

(214) 651-5614

(214) 200-0428 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, par value $0.01 per share	21,000,000(2)	$2.44(3)	$51,240,000.00(3)	$2,859.19
Common Shares, par value $0.01 per share	765,000(4)	$0.31(5)	$237,150.00(5)	$13.23
Common Shares, par value $0.01 per share	560,000(4)	$0.75(5)	$420,000.00(5)	$23.44
Common Shares, par value $0.01 per share	475,000(4)	$0.90(5)	$427,500.00(5)	$23.85
Common Shares, par value $0.01 per share	1,325,000(4)	$1.00(5)	$1,325,000.00(5)	$73.94
Common Shares, par value $0.01 per share	205,000(4)	$1.10(5)	$225,500.00(5)	$12.58
Common Shares, par value $0.01 per share	25,000(4)	$1.12(5)	$28,000.00(5)	$1.56
Common Shares, par value $0.01 per share	100,000(4)	$1.17(5)	$117,000.00(5)	$6.53
Common Shares, par value $0.01 per share	25,000(4)	$1.20(5)	$30,000.00(5)	$1.67
Common Shares, par value $0.01 per share	323,334(4)	$1.25(5)	$404,167.50(5)	$22.55
Common Shares, par value $0.01 per share	100,000(4)	$1.38(5)	$138,000.00(5)	$7.70
Total	24,903,334	—	$54,592,317.50	$3,046.25

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of common shares, par value $0.01 per share (the “Common Shares”), of TransAtlantic Petroleum Ltd. as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)	Represents Common Shares issuable pursuant to the TransAtlantic Petroleum Corp. 2009 Long-Term Incentive Plan.
(3)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 under the Securities Act of 1933, based upon the average of the high and low prices of the Common Shares as reported on the OTC Bulletin Board on October 28, 2009 (within five (5) business days prior to filing this Registration Statement).
(4)	Represents Common Shares issuable pursuant to outstanding, unexercised options awarded under the TransAtlantic Petroleum Corp. Amended and Restated Stock Option Plan (2006).
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the price at which such options may be exercised.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement on Form S-8 (this “Registration Statement”) relates to the TransAtlantic Petroleum Corp. 2009 Long-Term Incentive Plan and the TransAtlantic Petroleum Corp. Amended and Restated Stock Option Plan (2006) (collectively, the “Plans”). With respect to the Plans, the documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the introductory note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”). These documents and the documents incorporated by reference pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” certain information we have filed with the Commission into this Registration Statement, which means that we are disclosing important information to you by referring you to other information we have filed with the Commission. The information we incorporate by reference is considered part of this Registration Statement. We specifically are incorporating by reference the following documents filed with the Commission (excluding those portions of any Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and filed on April 1, 2009;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 and filed on May 27, 2009, as amended by Amendment No. 1 on Form 10-Q/A filed on September 24, 2009;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 and filed on August 14, 2009, as amended by Amendment No. 1 on Form 10-Q/A filed on September 24, 2009;

•	our Current Report on Form 8-K dated December 30, 2008 and filed on January 6, 2009, as amended by Amendment No. 1 on Form 8-K/A filed on March 18, 2009;

•	our Current Report on Form 8-K dated August 6, 2008 and filed on February 12, 2009;

•	our Current Report on Form 8-K dated February 4, 2009 and filed on February 26, 2009;

•

our Current Report on Form 8-K dated March 5, 2009 and filed on March 11, 2009, as amended by Amendment No. 1 on Form 8-K/A filed on May 21, 2009, as amended by Amendment No. 2 on Form 8-K/A filed on September 24, 2009;

•	our Current Report on Form 8-K dated April 28, 2009 and filed on May 4, 2009;

•	our Current Report on Form 8-K dated May 30, 2009 and filed on June 1, 2009;

•	our Current Report on Form 8-K dated June 16, 2009 and filed on June 22, 2009;

•	our Current Report on Form 8-K dated June 22, 2009 and filed on June 25, 2009;

•	our Current Report on Form 8-K dated July 21, 2009 and filed on July 24, 2009;

•	our Current Report on Form 8-K dated October 1, 2009 and filed on October 7, 2009; and

•	our Current Report on Form 8-K dated October 20, 2009 and filed on October 21, 2009:

•	the description of our Common Shares contained in our Current Report on Form 8-K dated October 30, 2009, including all amendments and reports filed for the purpose of updating that description.

All reports and other documents we subsequently file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, but excluding information furnished to, rather than filed with, the Commission, shall be deemed to be incorporated by reference herein and to be part hereof from the date such reports and other documents are filed. Information or statements contained in this Registration Statement modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information or statements contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this Registration Statement or in earlier-dated documents incorporated by reference. Any such information or statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Our Bye-Laws require us to indemnify our officers and directors against all liabilities, loss, damage or expense incurred or suffered by such person in such capacity or by reason of any act done, conceived or omitted in the conduct of our business or in the discharge of such person’s duties; provided that such indemnification shall not extend to any matter which would render it void pursuant to Bermuda law. Bermuda law permits us to indemnify directors and officers against liability attaching to them arising from their duties but such indemnification may not extend to acts of fraud or dishonesty. Our Bye-Laws require us to advance funds to directors or officers for their defense upon receipt of an undertaking to repay the funds if any allegation of fraud or dishonesty is proved, and only if such advance is specifically authorized in accordance with Bye-Law 44.6. Our Bye-Laws permit the purchase of indemnity insurance. We currently maintain directors’ and officers’ liability insurance.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Registration Rights Agreement, dated December 30, 2008, by and between TransAtlantic Petroleum Corp. and Riata Management, LLC (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated December 30, 2008, filed with the Commission on January 6, 2009).

4.2	Common Share Purchase Warrant, dated December 30, 2008, by and between TransAtlantic Petroleum Corp. and Longfellow Energy, LP (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated December 30, 2008, filed with the Commission on January 6, 2009).

4.3	Registration Rights Agreement, dated June 22, 2009, by and between TransAtlantic Petroleum Corp., Dalea Partners, LP and Canaccord Capital Corporation (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated June 22, 2009, filed with the Commission on June 25, 2009).

5.1*	Legal Opinion of Appleby.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Deloitte Touche Tohmatsu.

23.3*	Consent of Pricewaterhouse Coopers LLP.

23.4*	Consent of RPS Energy Pty. Ltd.

23.5*	Consent of Appleby (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

99.1	TransAtlantic Petroleum Corp. 2009 Long-Term Incentive plan (incorporated herein by reference to Appendix B of our Schedule 14A dated as of April 30, 2009, filed with the Commission on April 30, 2009).

99.2	Amended and Restated Stock Option Plan (2006) (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form 20-F, filed with the Commission on October 9, 2007).

99.3*	Form of Stock Option Award.

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, November 2, 2009.

TRANSATLANTIC PETROLEUM LTD.

By:	/S/ MATTHEW W. MCCANN
Matthew W. McCann
Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of TransAtlantic Petroleum Ltd., do hereby constitute and appoint Matthew W. McCann and Jeffrey S. Mecom, and each of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules and regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part or in connection with this Registration Statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MATTHEW W. MCCANN Matthew W. McCann	Director and Chief Executive Officer (Principal Executive Officer)	November 2, 2009

/S/ BRIAN E. BAYLEY Brian E. Bayley	Director	November 2, 2009

/S/ HILDA KOUVELIS Hilda Kouvelis	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 2, 2009

/S/ SCOTT C. LARSEN Scott C. Larsen	Director and President	November 2, 2009

/S/ JEFFREY S. MECOM Jeffrey S. Mecom	Vice President and Corporate Secretary	November 2, 2009

/S/ N. MALONE MITCHELL, 3rd N. Malone Mitchell, 3rd	Chairman of the Board of Directors	November 2, 2009

/S/ ALAN C. MOON Alan C. Moon	Director	November 2, 2009

/S/ MEL G. RIGGS Mel G. Riggs	Director	November 2, 2009

/S/ MICHAEL D. WINN Michael D. Winn	Director	November 2, 2009

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Registration Rights Agreement, dated December 30, 2008, by and between TransAtlantic Petroleum Corp. and Riata Management, LLC (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated December 30, 2008, filed with the Commission on January 6, 2009).

4.2	Common Share Purchase Warrant, dated December 30, 2008, by and between TransAtlantic Petroleum Corp. and Longfellow Energy, LP (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated December 30, 2008, filed with the Commission on January 6, 2009).

4.3	Registration Rights Agreement, dated June 22, 2009, by and between TransAtlantic Petroleum Corp., Dalea Partners, LP and Canaccord Capital Corporation (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated June 22, 2009, filed with the Commission on June 25, 2009).

5.1*	Legal Opinion of Appleby.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Deloitte Touche Tohmatsu.

23.3*	Consent of Pricewaterhouse Coopers LLP.

23.4*	Consent of RPS Energy Pty. Ltd.

23.5*	Consent of Appleby (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

99.1	TransAtlantic Petroleum Corp. 2009 Long-Term Incentive plan (incorporated herein by reference to Appendix B of our Schedule 14A dated as of April 30, 2009, filed with the Commission on April 30, 2009).

99.2	Amended and Restated Stock Option Plan (2006) (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form 20-F, filed with the Commission on October 9, 2007).

99.3*	Form of Stock Option Award.

*	Filed herewith.